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                     DOBSON/SYGNET COMMUNICATIONS COMPANY
                        13439 NORTH BROADWAY EXTENSION
                        OKLAHOMA CITY, OKLAHOMA 73114

                              January 22, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Unfiled Schedules

Ladies and Gentlemen:

          Dobson/Sygnet Communications Company (the "Company") is a party to certain plans of acquisition, reorganization, arrangement, liquidation or succession filed herewith. The Company has not filed, and may not file in the future the schedules or similar attachments to all of these exhibits. Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to furnish the Commission a copy of any such unfiled schedules or similar attachments upon request.

                                           Very truly yours,

                                           /s/ Bruce R. Knooihuizen
                                           ------------------------------
                                           Bruce R. Knooihuizen
                                           Vice   President   and   Chief
                                           Financial Officer





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